UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Indiana
(State or other jurisdiction of incorporation)
1-8644
(Commission File Number)
35-1575582
(IRS Employer Identification No.)
One Monument Circle
Indianapolis, Indiana 46204
(Address of principal executive offices, including zip code)
317-261-8261
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2020, the shareholders of IPALCO Enterprises, Inc. (“IPALCO” or the “Corporation”), through a unanimous written consent electing the Corporation’s Board of Directors (the “Board”), appointed Susan Harcourt and Kristina Lund to the Board. Sanjeev Addala, Barry J. Bentley, Paul L. Freedman, Lisa Krueger, Frederic Lesage, Fady Mansour, Marc Michael, Gustavo Pimenta and Kenneth J. Zagzebski continue also as members of the Board.

Members of the Board are nominated and elected in accordance with the terms of a Shareholders’ Agreement dated February 11, 2015 (the “Shareholders’ Agreement”) by and among IPALCO and its shareholders, CDP Infrastructures Fund G.P. (“CDPQ”), a wholly-owned subsidiary of La Caisse de dépôt et placement du Québec, and AES U.S. Investments, Inc. (“AES”), a wholly-owned subsidiary of The AES Corporation, and CDPQ. Pursuant to the Shareholders’ Agreement, AES and CDPQ have rights to nominate directors to the Board. Mr. Lesage and Mr. Mansour are Board members that were nominated by CDPQ and the remainder of the Board members were nominated by AES.

The Corporation does not separately compensate individuals for their service as Board members of the Corporation. Other than compensation received by each AES nominated director from AES affiliated companies for services performed for all AES affiliates (including IPALCO), which generally is in excess of one hundred and twenty thousand dollars annually, none of the newly-appointed Board members referenced above has entered into or proposed to enter into any transactions reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    IPALCO Enterprises, Inc.

Date: November 20, 2020	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary